UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):    July 17, 2007
The Sherwin-Williams Company
(Exact Name of Registrant as Specified in Charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-04851 (Commission File Number)	34-0526850 (IRS Employer Identification No.)

101 Prospect Avenue, N.W. Cleveland, Ohio (Address of Principal Executive Offices)	44115 (Zip Code)
(216) 566-2000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.
     On July 19, 2007, The Sherwin-Williams Company (“Sherwin-Williams”) issued a press release announcing its financial results for the second quarter ended June 30, 2007 and certain other information. A copy of this press release is furnished with this Report as Exhibit 99 and is incorporated herein by reference.
Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                     Arrangements of Certain Officers.
     On July 17, 2007, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Sherwin-Williams approved the elimination of certain perquisites and personal benefits that Sherwin-Williams previously provided to its executive officers and approved a salary adjustment to compensate for the elimination of these personal benefits. The Committee eliminated the following personal benefits effective August 1, 2007: parking, annual physical, personal liability insurance, basic financial planning, home security system and club memberships for personal use. The base salaries of each of the executive officers named in the Summary Compensation Table of Sherwin-Williams’ 2007 Proxy Statement were adjusted effective July 22, 2007 in the following amounts:

Named Executive Officer	Increase	Adjusted Base Salary

C.M. Connor	$25,000	$1,183,522
J.G. Morikis	$25,000	$683,356
S.P. Hennessy	$25,000	$522,157
T.W. Seitz	$20,000	$436,713
L.E. Stellato	$20,000	$431,430
Item 9.01.   Financial Statements and Exhibits.
     (d) Exhibits.
          The following Exhibit is furnished with this Report:

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated July 19, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY
July 19, 2007	By:	/s/ L.E. Stellato
L.E. Stellato
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated July 19, 2007.

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